Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $49.9 Million, or $1.44 Per Diluted Share, for Third Quarter 2021;
Announces Banner Forward;
Declares Quarterly Cash Dividend of $0.41 Per Share

Walla Walla, WA - October 20, 2021 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $49.9 million, or $1.44 per diluted share, for the third quarter of 2021, an 8% decrease compared to $54.4 million, or $1.56 per diluted share, for the second quarter of 2021 and a 36% increase compared to $36.5 million, or $1.03 per diluted share, for the third quarter of 2020.  Banner’s third quarter 2021 results include $8.6 million in recapture of provision for credit losses, compared to $10.3 million in recapture of provision for credit losses in the preceding quarter and $15.2 million in provision for credit losses in the third quarter of 2020.  The third quarter 2020 provision for credit losses was primarily the result of the impact of the COVID-19 pandemic.  In the first nine months of 2021, net income was $151.1 million, or $4.32 per diluted share, compared to net income of $77.0 million, or $2.17 per diluted share for the same period a year earlier.  Banner’s first nine months of 2021 results include $28.1 million in recapture of provision for credit losses, compared to $67.3 million in provision for credit losses in the first nine months of 2020.
Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.41 per share.  The dividend will be payable November 12, 2021, to common shareholders of record on November 02, 2021.
“Our third quarter 2021 performance continues to demonstrate the success of our super community bank model, which is based on responsive service that generates client loyalty and attracts new client relationships,” said Mark Grescovich, President and CEO.  “We benefited from continued core deposit growth and an acceleration of SBA PPP loan fee income as a result of SBA PPP loan forgiveness.  The unprecedented level of market liquidity and our continued focus on building client relationships contributed to our core deposits increasing 18% compared to September 30, 2020.  Additionally, Banner had provided 13,293 SBA PPP loans totaling nearly $1.61 billion as of September 30, 2021.  As of quarter end, SBA forgiveness had been received for 10,548 SBA PPP loans totaling $1.23 billion.  Our essential onsite employees, such as those working in our branches, continue to serve clients in person.  In July 2021, we began to normalize our operations by returning additional groups of employees back to bank worksites; however, due to the recent increases in COVID-19 cases, we have currently suspended returning our remaining employees to bank worksites.”

“After a comprehensive review of our business, we implemented Banner Forward, a bank-wide initiative to drive revenue growth and reduce operating expense,” said Grescovich.  “Implementation of this plan commenced during the third quarter of 2021 with full implementation expected in 2023, with the goal of producing meaningful results in the near term while staying true to our mission and value proposition of being connected, knowledgeable and responsive to our clients, communities and employees.  The focus of Banner Forward is to accelerate growth in commercial banking, deepen relationships with retail customers, advance technology strategies to enhance our digital service channels, while streamlining underwriting and back office processes.  As part of Banner Forward, we have identified potential additional opportunities to rationalize our physical footprint. During the third quarter of 2021, we incurred expenses of $7.6 million related to Banner Forward.”

“Due to improvements in economic forecasts and continued solid performance of the loan portfolio during the current quarter, we recorded an $8.6 million recapture to our provision for credit losses during the current quarter.  This compares to a $10.3 million recapture to our provision for credit losses during the preceding quarter and a $15.2 million provision for credit losses in the third quarter a year ago.  Our allowance for credit losses - loans remains strong at 1.52% of total loans and 485% of non-performing loans at September 30, 2021, compared to 1.53% of total loans and 481% of non-performing loans at June 30, 2021,” said Grescovich.
At September 30, 2021, Banner Corporation had $16.64 billion in assets, $9.08 billion in net loans and $14.16 billion in deposits.  Banner operates 150 branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Third Quarter 2021 Results
October 20, 2021

Third Quarter 2021 Highlights
•	Revenues increased 4% to $155.5 million, compared to $149.9 million in the preceding quarter, and increased 4% when compared to $149.2 million in the third quarter a year ago.
•
Net interest income, before the recapture of provision for credit losses, increased to $130.1 million in the third quarter of 2021, compared to $127.6 million in the preceding quarter and $121.0 million in the third quarter a year ago.

•	Net interest margin on a tax equivalent basis was 3.47%, compared to 3.52% in the preceding quarter and 3.72% in the third quarter a year ago.
•	Mortgage banking revenues increased 30% to $9.8 million, compared to $7.5 million in the preceding quarter, and decreased 41% compared to $16.6 million in the third quarter a year ago.
•	Return on average assets was 1.20%, compared to 1.36% in the preceding quarter and 1.01% in the third quarter a year ago.
•	Net loans receivable decreased to $9.08 billion at September 30, 2021, compared to $9.51 billion at June 30, 2021, and decreased 9% when compared to $10.00 billion at September 30, 2020.
•
Non-performing assets decreased to $29.7 million, or 0.18% of total assets, at September 30, 2021, compared to $31.5 million, or 0.19% of total assets in the preceding quarter, and decreased from $36.7 million, or 0.25% of total assets, at September 30, 2020.

•
The allowance for credit losses - loans was $139.9 million, or 1.52% of total loans receivable, as of September 30, 2021, compared to $148.0 million, or 1.53% of total loans receivable as of June 30, 2021 and $168.0 million or 1.65% of total loans receivable as of September 30, 2020.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 4% to $13.31 billion at September 30, 2021, compared to $12.76 billion at June 30, 2021, and increased 18% compared to $11.30 billion a year ago.  Core deposits represented 94% of total deposits at September 30, 2021.

•	Dividends to shareholders were $0.41 per share in the quarter ended September 30, 2021.
•	Common shareholders’ equity per share increased 1% to $48.67 at September 30, 2021, compared to $48.31 at the preceding quarter end, and increased 4% from $46.83 a year ago.
•	Tangible common shareholders’ equity per share* increased 1% to $37.30 at September 30, 2021, compared to $36.99 at the preceding quarter end, and increased 5% from $35.56 a year ago.
•	Banner repurchased 300,000 shares of its common stock during the quarter at an average cost of $55.50 per share.

*Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income and non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, Banner Forward expenses, amortization of core deposit intangibles, real estate owned operations and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Significant Recent Initiatives and Events
In September 2021, Banner completed the consolidation of five branches as it continues to see migration of transactions to the digital space, reducing in-branch transactions.  During the past year, client adoption of mobile and digital banking accelerated, while physical branch transaction volume declined.  Banner anticipates this shift in client service delivery channel preference will continue after the COVID-19 pandemic related restrictions have ended.
Income Statement Review
Net interest income, before the recapture of provision for credit losses, was $130.1 million in the third quarter of 2021, compared to $127.6 million in the preceding quarter and $121.0 million in the third quarter a year ago.
Banner’s net interest margin on a tax equivalent basis was 3.47% for the third quarter of 2021, a five basis-point decrease compared to 3.52% in the preceding quarter and a 25 basis-point decrease compared to 3.72% in the third quarter a year ago.
“Higher core deposit balances, resulting in an increase in low yielding short term investments, adversely affected our net interest margin during the quarter.  This impact was partly offset by higher interest income, primarily as a result of the decline in low yielding SBA PPP loans and a corresponding acceleration of the recognition of deferred loan fee income due to loan repayments from SBA loan forgiveness,” said Grescovich.  “Additionally, the ongoing low interest rate environment continues to place downward pressure on loan yields.”  Acquisition accounting adjustments added three basis points to the net interest margin in both the current and preceding quarter and seven basis points in the third quarter a year ago.  The total purchase discount for acquired loans was $11.5 million at September 30, 2021, compared to $12.5 million at June 30, 2021, and $17.9 million at

BANR - Third Quarter 2021 Results
October 20, 2021

September 30, 2020.  In the first nine months of 2021, Banner’s net interest margin on a tax equivalent basis was 3.48% compared to 3.93% in the first nine months of 2020.
Average interest-earning asset yields decreased six basis points to 3.62% in the third quarter compared to 3.68% for the preceding quarter and decreased 36 basis points compared to 3.98% in the third quarter a year ago.  Average loan yields increased 18 basis points to 4.88% compared to 4.70% in the preceding quarter and increased 41 basis points compared to 4.47% in the third quarter a year ago.  The increase in average loan yields during the current quarter compared to the preceding quarter was primarily the result of the decline in the average balance of low yielding SBA PPP loans due to loan repayments from SBA loan forgiveness during the last two quarters, partially offset by lower rates on new originations and adjustable-rate loans resetting to lower current market rates.  Loan discount accretion added five basis points to average loan yields in both the current and preceding quarter and nine basis points in the third quarter a year ago.  Deposit costs were 0.08% in the third quarter of 2021, a one basis-point decrease compared to the preceding quarter and a nine basis-point decrease compared to the third quarter a year ago.  The year-over-year decrease in quarterly deposit costs was primarily the result of decreases in market interest rates during 2020.  The total cost of funds was 0.16% during the third quarter of 2021, a one basis-point decrease compared to the preceding quarter and an 11 basis-point decrease compared to the third quarter a year ago.
Banner recorded an $8.6 million recapture of provision for credit losses in the current quarter (comprised of an $8.9 million recapture of credit losses - loans and a $218,000 provision for credit losses - unfunded loan commitments).  This recapture compares to a $10.3 million recapture of provision for credit losses in the prior quarter (comprised of an $8.1 million recapture of provision for credit losses - loans and a $2.2 million recapture of provision for credit losses - unfunded loan commitments) and a $15.2 million provision for credit losses in the third quarter a year ago (comprised of a $13.6 million provision for credit losses - loans and a $1.5 million recapture of provision for credit losses - unfunded loan commitments).  The recapture of provision for credit losses for the current and preceding quarters primarily reflects improvement in forecasted economic indicators and a decrease in adversely classified loans.  The provision for credit losses recorded in the third quarter a year ago primarily reflected expected lifetime credit losses based upon the economic conditions and the potential effects from forecasted deterioration of economic metrics due to the COVID-19 pandemic based on the outlook as of September 30, 2020.
Total non-interest income was $25.3 million in the third quarter of 2021, compared to $22.3 million in the preceding quarter and $28.2 million in the third quarter a year ago.  Deposit fees and other service charges were $10.5 million in the third quarter of 2021, compared to $9.8 million in the preceding quarter and $8.7 million in the third quarter a year ago.  The increase in deposit fees and other service charges from the third quarter a year ago is primarily a result of increased transaction deposit account activity and higher fees on certain transactions.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, increased to $9.8 million in the third quarter, compared to $7.5 million in the preceding quarter and decreased compared to $16.6 million in the third quarter of 2020.  The higher mortgage banking revenue quarter-over-quarter primarily reflects an increase in the gain on sale margin on one- to four-family held-for-sale loans and higher gains on the sale of multifamily held-for-sale loans.  The decrease compared to the third quarter of 2020 was primarily due to a decrease in the gain on sale margin on one- to four-family held-for-sale loans, partially offset by higher gains on the sale of multifamily held-for-sale loans as well as a reduction in the volume of one- to four-family loans sold.  Home purchase activity accounted for 68% of one- to four-family mortgage loan originations in the third quarter of 2021, compared to 66% in the prior quarter and 56% in the third quarter of 2020.  In the first nine months of 2021, total non-interest income decreased 4% to $71.9 million, compared to $75.1 million in the first nine months of 2020.
Banner’s third quarter 2021 results included a $1.8 million net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading, and a $56,000 net gain on the sale of securities.  In the preceding quarter, results included a $58,000 net gain for fair value adjustments and a $77,000 net gain on the sale of securities.  In the third quarter a year ago, results included a $37,000 net gain for fair value adjustments and a $644,000 net gain on the sale of securities.
Total revenue increased 4% to $155.5 million for the third quarter of 2021, compared to $149.9 million in the preceding quarter, and increased 4% compared to $149.2 million in the third quarter a year ago.  Year-to-date, total revenues increased 3% to $447.3 million compared to $435.0 million for the same period one year earlier.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities and the net change in valuation of financial instruments) was $153.6 million in the third quarter of 2021, compared to $149.8 million in the preceding quarter and $148.6 million in the third quarter of 2020.  In the first nine months of the year, adjusted revenue* was $444.8 million, compared to $436.5 million in the first nine months of 2020.
Total non-interest expense was $102.1 million in the third quarter of 2021, compared to $92.6 million in the preceding quarter and $90.0 million in the third quarter of 2020.  The increase in non-interest expense for the current quarter compared to the prior quarter primarily reflects an $8.0 million increase in professional and legal expenses, primarily due to increased consultant expense, which included $5.8 million of expense related to the Banner Forward initiative in the current quarter, compared to $1.5 million in the prior quarter, as well as a $4.0 million accrual recorded related to pending litigation during the current quarter.  Additionally, payment and card processing services expense increased $1.2 million primarily reflecting an increase in fraud related losses.  These increases for the current quarter were partially offset by a $2.1 million decrease from the preceding quarter in salary and employee benefits expense related to a reduction in staffing.  The year-over-year quarterly increase in non-interest expense also reflects increases in payment and card processing services expense, professional and legal expenses, and miscellaneous non-interest expense.  The year-over-

BANR - Third Quarter 2021 Results
October 20, 2021

year quarterly increases in non-interest expense were partially offset by decreases in salary and employee benefits and COVID-19 expenses.  COVID-19 expenses were $44,000 for the third quarter of 2021, compared to $117,000 for the preceding quarter and $778,000 in the third quarter a year ago.  Year-to-date, total non-interest expense was $288.3 million, compared to $274.0 million in the same period a year earlier.  Banner’s efficiency ratio was 65.70% for the current quarter, compared to 61.79% in the preceding quarter and 60.32% in the year ago quarter.  Banner’s adjusted efficiency ratio* was 59.65% for the current quarter, compared to 58.50% in the preceding quarter and 58.02% in the year ago quarter.
For the third quarter of 2021, Banner had $12.1 million in state and federal income tax expense for an effective tax rate of 19.5%, reflecting the benefits from tax exempt income.  Banner’s statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets increased to $16.64 billion at September 30, 2021, compared to $16.18 billion at June 30, 2021, and increased 14% when compared to $14.64 billion at September 30, 2020.  The total of securities and interest-bearing deposits held at other banks was $6.03 billion at September 30, 2021, compared to $5.19 billion at June 30, 2021 and $2.63 billion at September 30, 2020.  The average effective duration of Banner's securities portfolio was approximately 4.4 years at September 30, 2021, compared to 4.0 years at September 30, 2020.
Net loans receivable decreased 4% to $9.08 billion at September 30, 2021, compared to $9.51 billion at June 30, 2021, and decreased 9% when compared to $10.00 billion at September 30, 2020.  The decrease in net loans compared to the prior quarter primarily reflects the forgiveness of SBA PPP loans.  SBA PPP loans decreased 62% to $310.2 million at September 30, 2021, compared to $825.1 million at June 30, 2021, and decreased 73% when compared to $1.15 billion at September 30, 2020.  The decrease in SBA PPP loans was  partially offset by increases in commercial real estate, multifamily real estate and one- to four-family loans.  Commercial real estate and multifamily real estate loans increased 2% to $4.24 billion at September 30, 2021, compared to $4.14 billion at June 30, 2021, and increased 4% compared to $4.07 billion a year ago.  Commercial business loans decreased 21% to $2.12 billion at September 30, 2021, compared to $2.68 billion at June 30, 2021, and decreased 32% compared to $3.11 billion a year ago, primarily due to SBA PPP loans forgiven.  Excluding PPP loans, commercial business loans decreased 3% to $1.82 billion at September 30, 2021, compared to $1.87 billion at June 30, 2021, and decreased 7% compared to $1.96 billion a year ago.  Agricultural business loans increased to $287.5 million at September 30, 2021, compared to $265.4 million three months earlier and decreased from $326.2 million a year ago.  Total construction, land and land development loans were $1.33 billion at September 30, 2021, a 3% decrease from $1.37 billion at June 30, 2021, and a 5% increase compared to $1.27 billion a year earlier.  Consumer loans increased slightly to $561.2 million at September 30, 2021, compared to $560.7 million at June 30, 2021, and decreased from $622.8 million a year ago.  One- to four-family loans increased to $682.4 million at September 30, 2021, compared to $637.7 million at June 30, 2021, and decreased from $771.4 million a year ago.  The year over year decrease primarily reflects held for investment loans being refinanced and sold as held for sale loans.
Loans held for sale were $63.7 million at September 30, 2021, compared to $71.7 million at June 30, 2021, and $185.9 million at September 30, 2020.  The volume of one- to four- family residential mortgage loans sold was $232.2 million in the current quarter, compared to $266.7 million in the preceding quarter and $327.7 million in the third quarter a year ago.  During the third quarter of 2021, Banner sold $96.1 million in multifamily loans, compared to $83.9 million in the preceding quarter and $108.6 million in the third quarter a year ago.
Total deposits increased 4% to $14.16 billion at September 30, 2021, compared to $13.64 billion at June 30, 2021, and increased 16% when compared to $12.22 billion a year ago.  The year-over-year increase in total deposits was due primarily to SBA PPP loan funds deposited into client accounts and an increase in general client liquidity due to reduced business investment and consumer spending during the COVID-19 pandemic.  Non-interest-bearing account balances increased 5% to $6.40 billion at September 30, 2021, compared to $6.09 billion at June 30, 2021, and increased 18% compared to $5.41 billion a year ago.  Core deposits were 94% of total deposits at both September 30, 2021 and June 30, 2021 and increased 18% compared to a year ago.  Certificates of deposit decreased to $851.1 million at September 30, 2021, compared to $873.0 million at June 30, 2021, and decreased 7% compared to $915.4 million a year earlier.  FHLB borrowings decreased to $50.0 million at September 30, 2021, compared to $100.0 million at June 30, 2021 and decreased from $150.0 million a year ago.
At September 30, 2021, total common shareholders’ equity was $1.67 billion, or 10.02% of assets, compared to $1.67 billion or 10.32% of assets at June 30, 2021, and $1.65 billion or 11.25% of assets a year ago.  At September 30, 2021, tangible common shareholders’ equity*, which excludes goodwill and other intangible assets, net, was $1.28 billion, or 7.86% of tangible assets*, compared to $1.28 billion, or 8.09% of tangible assets, at June 30, 2021, and $1.25 billion, or 8.78% of tangible assets, a year ago.  Banner’s tangible book value per share* increased to $37.30 at September 30, 2021, compared to $35.56 per share a year ago.
Banner and its subsidiary bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At September 30, 2021, Banner's common equity Tier 1 capital ratio was 11.25%, its Tier 1 leverage capital to average assets ratio was 8.79%, and its total capital to risk-weighted assets ratio was 14.55%.

BANR - Third Quarter 2021 Results
October 20, 2021

Credit Quality
The allowance for credit losses - loans was $139.9 million at September 30, 2021, or 1.52% of total loans receivable outstanding and 485% of non-performing loans, compared to $148.0 million at June 30, 2021, or 1.53% of total loans receivable outstanding and 481% of non-performing loans, and $168.0 million at September 30, 2020, or 1.65% of total loans receivable outstanding and 482% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $10.1 million at September 30, 2021, compared to $9.9 million at June 30, 2021 and $12.1 million at September 30, 2020.  Net loan recoveries totaled $756,000 in the third quarter of 2021, compared to net loan recoveries of $55,000 in the preceding quarter and $2.0 million of net loan charge-offs in the third quarter a year ago.  Non-performing loans were $28.9 million at September 30, 2021, compared to $30.8 million at June 30, 2021, and $34.8 million a year ago.  Real estate owned and other repossessed assets were $869,000 at September 30, 2021, compared to $780,000 at June 30, 2021, and $1.8 million a year ago.
Banner’s total substandard loans were $225.8 million at September 30, 2021, compared to $272.8 million at June 30, 2021, and $423.2 million a year ago.  The quarter over quarter decrease reflects the payoff of substandard loans as well as risk rating upgrades as certain industries impacted by the COVID-19 pandemic have begun to stabilize.
Banner’s total non-performing assets were $29.7 million, or 0.18% of total assets, at September 30, 2021, compared to $31.5 million, or 0.19% of total assets, at June 30, 2021, and $36.7 million, or 0.25% of total assets, a year ago.
At September 30, 2021, Banner had 41 mortgage loans totaling $12.4 million operating under forbearance agreements due to COVID-19.  Since these loans were performing loans that were current on their payments prior to the COVID-19 pandemic, these modifications are not considered to be troubled debt restructurings pursuant to applicable accounting and regulatory guidance.
Conference Call
Banner will host a conference call on Thursday, October 21, 2021, at 8:00 a.m. PDT, to discuss its third quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10160533, or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.64 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
The COVID-19, pandemic is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1)  the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on client behavior and net interest margin; (5) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to

BANR - Third Quarter 2021 Results
October 20, 2021

technological changes to meet clients’ needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (11) the costs, effects and outcomes of litigation; (12) legislation or regulatory changes, including but not limited to the impact of the Dodd-Frank Act and regulations adopted thereunder, changes in regulatory capital requirements pursuant to the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner’s business, changes in market conditions, including as a result of the COVID-19 pandemic or other factors; (16) the costs associated with Banner Forward and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Third Quarter 2021 Results
October 20, 2021

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

INTEREST INCOME:
Loans receivable	$116,487	$115,391	$116,716	$340,802	$350,815
Mortgage-backed securities	11,695	11,437	7,234	32,503	24,354
Securities and cash equivalents	7,686	6,737	5,631	20,649	14,824
	135,868	133,565	129,581	393,954	389,993
INTEREST EXPENSE:
Deposits	2,749	3,028	5,179	9,386	20,623
Federal Home Loan Bank advances	655	655	988	2,244	4,036
Other borrowings	125	124	128	358	482
Junior subordinated debentures and subordinated notes	2,193	2,204	2,260	6,605	4,988
	5,722	6,011	8,555	18,593	30,129
Net interest income	130,146	127,554	121,026	375,361	359,864
(RECAPTURE)/PROVISION FOR CREDIT LOSSES	(8,638)	(10,256)	15,180	(28,145)	67,273
Net interest income after (recapture)/provision for credit losses	138,784	137,810	105,846	403,506	292,591
NON-INTEREST INCOME:
Deposit fees and other service charges	10,457	9,758	8,742	29,154	26,091
Mortgage banking operations	9,752	7,478	16,562	28,670	40,891
Bank-owned life insurance	1,245	1,245	1,286	3,797	4,653
Miscellaneous	2,046	3,720	951	7,808	5,017
	23,500	22,201	27,541	69,429	76,652
Net gain on sale of securities	56	77	644	618	815
Net change in valuation of financial instruments carried at fair value	1,778	58	37	1,895	(2,360)
Total non-interest income	25,334	22,336	28,222	71,942	75,107
NON-INTEREST EXPENSE:
Salary and employee benefits	59,799	61,935	61,171	186,553	184,494
Less capitalized loan origination costs	(8,290)	(8,768)	(8,517)	(26,754)	(25,433)
Occupancy and equipment	13,153	12,823	13,022	38,965	39,114
Information / computer data services	6,110	5,602	6,090	17,915	17,984
Payment and card processing services	6,181	4,975	4,044	15,482	12,135
Professional and legal expenses	12,324	4,371	2,368	20,023	6,450
Advertising and marketing	1,521	1,181	1,105	3,965	3,584
Deposit insurance expense	1,469	1,241	1,628	4,243	4,968
State/municipal business and use taxes	1,219	1,083	1,196	3,367	3,284
Real estate operations	53	118	(11)	(71)	93
Amortization of core deposit intangibles	1,575	1,711	1,864	4,997	5,867
Miscellaneous	6,977	6,156	5,285	18,642	16,841
	102,091	92,428	89,245	287,327	269,381
COVID-19 expenses	44	117	778	309	3,169
Merger and acquisition-related expenses	10	79	5	660	1,483
Total non-interest expense	102,145	92,624	90,028	288,296	274,033
Income before provision for income taxes	61,973	67,522	44,040	187,152	93,665
PROVISION FOR INCOME TAXES	12,089	13,140	7,492	36,031	16,694
NET INCOME	$49,884	$54,382	$36,548	$151,121	$76,971
Earnings per share available to common shareholders:
Basic	$1.45	$1.57	$1.04	$4.35	$2.18
Diluted	$1.44	$1.56	$1.03	$4.32	$2.17
Cumulative dividends declared per common share	$0.41	$0.41	$0.41	$1.23	$0.82
Weighted average common shares outstanding:
Basic	34,446,510	34,736,639	35,193,109	34,716,914	35,285,567
Diluted	34,669,492	34,933,714	35,316,679	35,012,228	35,524,771
(Decrease) increase in common shares outstanding	(298,897)	(184,455)	669	(907,209)	(593,008)

BANR - Third Quarter 2021 Results
October 20, 2021

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$392,035	$329,359	$311,899	$289,144	19.0%	35.6%
Interest-bearing deposits	1,808,547	1,138,572	922,284	416,394	58.8%	334.3%
Total cash and cash equivalents	2,200,582	1,467,931	1,234,183	705,538	49.9%	211.9%
Securities - trading	26,875	25,097	24,980	23,276	7.1%	15.5%
Securities - available for sale	3,446,575	3,275,979	2,322,593	1,758,384	5.2%	96.0%
Securities - held to maturity	447,708	455,256	421,713	429,033	(1.7)%	4.4%
Total securities	3,921,158	3,756,332	2,769,286	2,210,693	4.4%	77.4%
Equity securities	—	—	—	450,255	nm	(100.0)%
Federal Home Loan Bank stock	12,000	14,001	16,358	16,363	(14.3)%	(26.7)%
Securities purchased under agreements to resell	300,000	300,000	—	—	—%	nm
Loans held for sale	63,678	71,741	243,795	185,938	(11.2)%	(65.8)%
Loans receivable	9,218,384	9,654,181	9,870,982	10,163,917	(4.5)%	(9.3)%
Allowance for credit losses - loans	(139,915)	(148,009)	(167,279)	(167,965)	(5.5)%	(16.7)%
Net loans receivable	9,078,469	9,506,172	9,703,703	9,995,952	(4.5)%	(9.2)%
Accrued interest receivable	43,644	46,979	46,617	48,321	(7.1)%	(9.7)%
Real estate owned (REO) held for sale, net	852	763	816	1,795	11.7%	(52.5)%
Property and equipment, net	151,503	156,063	164,556	171,576	(2.9)%	(11.7)%
Goodwill	373,121	373,121	373,121	373,121	—%	—%
Other intangibles, net	16,429	18,004	21,426	23,291	(8.7)%	(29.5)%
Bank-owned life insurance	192,950	192,677	191,830	191,755	0.1%	0.6%
Operating lease right-of-use assets	58,523	55,287	55,367	58,114	5.9%	0.7%
Other assets	224,970	222,786	210,565	209,363	1.0%	7.5%
Total assets	$16,637,879	$16,181,857	$15,031,623	$14,642,075	2.8%	13.6%
LIABILITIES
Deposits:
Non-interest-bearing	$6,400,864	$6,090,063	$5,492,924	$5,412,570	5.1%	18.3%
Interest-bearing transaction and savings accounts	6,912,759	6,673,598	6,159,052	5,887,419	3.6%	17.4%
Interest-bearing certificates	851,054	873,047	915,320	915,352	(2.5)%	(7.0)%
Total deposits	14,164,677	13,636,708	12,567,296	12,215,341	3.9%	16.0%
Advances from Federal Home Loan Bank	50,000	100,000	150,000	150,000	(50.0)%	(66.7)%
Customer repurchase agreements and other borrowings	247,358	237,736	184,785	176,983	4.0%	39.8%
Subordinated notes, net	98,472	98,380	98,201	98,114	0.1%	0.4%
Junior subordinated debentures at fair value	124,853	117,520	116,974	109,821	6.2%	13.7%
Operating lease liabilities	62,946	59,117	59,343	61,869	6.5%	1.7%
Accrued expenses and other liabilities	175,960	216,399	143,300	138,169	(18.7)%	27.4%
Deferred compensation	46,494	46,786	45,460	45,249	(0.6)%	2.8%
Total liabilities	14,970,760	14,512,646	13,365,359	12,995,546	3.2%	15.2%
SHAREHOLDERS’ EQUITY
Common stock	1,297,145	1,311,455	1,349,879	1,347,612	(1.1)%	(3.7)%
Retained earnings	355,035	319,505	247,316	222,959	11.1%	59.2%
Other components of shareholders’ equity	14,939	38,251	69,069	75,958	(60.9)%	(80.3)%
Total shareholders’ equity	1,667,119	1,669,211	1,666,264	1,646,529	(0.1)%	1.3%
Total liabilities and shareholders’ equity	$16,637,879	$16,181,857	$15,031,623	$14,642,075	2.8%	13.6%
Common Shares Issued:
Shares outstanding at end of period	34,251,991	34,550,888	35,159,200	35,158,568
Common shareholders’ equity per share (1)	$48.67	$48.31	$47.39	$46.83
Common shareholders’ tangible equity per share (1) (2)	$37.30	$36.99	$36.17	$35.56
Common shareholders’ tangible equity to tangible assets (2)	7.86%	8.09%	8.69%	8.78%
Consolidated Tier 1 leverage capital ratio	8.79%	8.86%	9.50%	9.56%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner-occupied	$1,122,275	$1,066,237	$1,076,467	$1,049,877	5.3%	6.9%
Investment properties	1,980,284	1,950,211	1,955,684	1,991,258	1.5%	(0.6)%
Small balance CRE	601,751	621,102	573,849	597,971	(3.1)%	0.6%
Multifamily real estate	532,760	504,445	428,223	426,659	5.6%	24.9%
Construction, land and land development:
Commercial construction	170,205	182,868	228,937	220,285	(6.9)%	(22.7)%
Multifamily construction	278,184	295,661	305,527	291,105	(5.9)%	(4.4)%
One- to four-family construction	571,431	603,895	507,810	518,085	(5.4)%	10.3%
Land and land development	308,164	290,404	248,915	240,803	6.1%	28.0%
Commercial business:
Commercial business	1,039,731	1,124,359	1,133,989	1,193,651	(7.5)%	(12.9)%
SBA PPP	306,976	807,172	1,044,472	1,149,968	(62.0)%	(73.3)%
Small business scored	775,554	743,975	743,451	763,824	4.2%	1.5%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	284,255	247,467	299,949	326,169	14.9%	(12.9)%
SBA PPP	3,214	17,962	—	—	(82.1)%	nm
One- to four-family residential	682,368	637,701	717,939	771,431	7.0%	(11.5)%
Consumer:
Consumer—home equity revolving lines of credit	462,819	458,915	491,812	504,523	0.9%	(8.3)%
Consumer—other	98,413	101,807	113,958	118,308	(3.3)%	(16.8)%
Total loans receivable	$9,218,384	$9,654,181	$9,870,982	$10,163,917	(4.5)%	(9.3)%
Restructured loans performing under their restructured terms	$5,273	$5,472	$6,673	$5,790
Loans 30 - 89 days past due and on accrual	$6,911	$5,656	$12,291	$18,158
Total delinquent loans (including loans on non-accrual), net	$18,619	$23,582	$36,131	$37,464
Total delinquent loans / Total loans receivable	0.20%	0.24%	0.37%	0.37%

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Sep 30, 2021		Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,319,008	46.9%	$4,541,792	$4,647,553	$4,767,113	(4.9)%	(9.4)%
California	2,160,280	23.4%	2,246,580	2,279,749	2,316,739	(3.8)%	(6.8)%
Oregon	1,679,452	18.2%	1,753,285	1,792,156	1,858,465	(4.2)%	(9.6)%
Idaho	536,128	5.8%	525,610	537,996	576,983	2.0%	(7.1)%
Utah	89,620	1.0%	92,103	80,704	76,314	(2.7)%	17.4%
Other	433,896	4.7%	494,811	532,824	568,303	(12.3)%	(23.7)%
Total loans receivable	$9,218,384	100.0%	$9,654,181	$9,870,982	$10,163,917	(4.5)%	(9.3)%

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
Commercial real estate	$174,827	$103,415	$74,400
Multifamily real estate	26,155	45,674	2,664
Construction and land	496,386	509,828	412,463
Commercial business:
Commercial business	229,859	181,996	128,729
SBA PPP	907	55,990	24,848
Agricultural business	9,223	12,546	16,990
One-to four-family residential	49,594	47,086	32,733
Consumer	145,102	131,424	132,100
Total loan originations (excluding loans held for sale)	$1,132,053	$1,087,959	$824,927

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
ALLOWANCE FOR CREDIT LOSSES - LOANS
Balance, beginning of period	$148,009	$156,054	$156,352
(Recapture)/provision for credit losses - loans	(8,850)	(8,100)	13,641
Recoveries of loans previously charged off:
Commercial real estate	923	147	23
One- to four-family real estate	19	20	94
Commercial business	230	321	246
Agricultural business, including secured by farmland	17	8	—
Consumer	227	97	82
	1,416	593	445
Loans charged off:
Commercial real estate	—	(3)	(379)
One- to four-family real estate	—	—	(72)
Commercial business	(362)	(123)	(1,297)
Agricultural business, including secured by farmland	(179)	(2)	(492)
Consumer	(119)	(410)	(233)
	(660)	(538)	(2,473)
Net recoveries (charge-offs)	756	55	(2,028)
Balance, end of period	$139,915	$148,009	$167,965
Net recoveries (charge-offs) / Average loans receivable	0.008%	0.001%	(0.019)%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES - LOANS	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
Specific or allocated credit loss allowance:
Commercial real estate	$57,215	$60,349	$59,705
Multifamily real estate	6,657	5,807	3,256
Construction and land	29,342	30,899	39,477
One- to four-family real estate	9,460	9,800	12,868
Commercial business	26,873	30,830	35,369
Agricultural business, including secured by farmland	3,177	3,256	5,051
Consumer	7,191	7,068	12,239
Total allowance for credit losses - loans	$139,915	$148,009	$167,965
Allowance for credit losses - loans / Total loans receivable	1.52%	1.53%	1.65%
Allowance for credit losses - loans / Non-performing loans	485%	481%	482%

	Quarters Ended
CHANGE IN THE	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$9,909	$12,077	$10,555
Provision/(recapture) for credit losses - unfunded loan commitments	218	(2,168)	1,539
Balance, end of period	$10,127	$9,909	$12,094

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$14,931	$17,427	$18,199	$7,824
Construction and land	354	541	936	937
One- to four-family	3,182	4,007	3,556	2,978
Commercial business	2,700	3,673	5,407	14,867
Agricultural business, including secured by farmland	1,022	1,200	1,743	2,066
Consumer	1,850	1,799	2,719	2,896
	24,039	28,647	32,560	31,568
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	3,955	911	—	—
One- to four-family	772	579	1,899	2,649
Commercial business	61	495	1,025	425
Consumer	34	131	130	181
	4,822	2,116	3,054	3,255
Total non-performing loans	28,861	30,763	35,614	34,823
REO	852	763	816	1,795
Other repossessed assets	17	17	51	37
Total non-performing assets	$29,730	$31,543	$36,481	$36,655
Total non-performing assets to total assets	0.18%	0.19%	0.24%	0.25%

	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
LOANS BY CREDIT RISK RATING

Pass	$8,956,604	$9,315,264	$9,494,147	$9,699,098
Special Mention	36,001	66,103	36,598	41,575
Substandard	225,779	272,814	340,237	423,244
Total	$9,218,384	$9,654,181	$9,870,982	$10,163,917

	Quarters Ended			Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Balance, beginning of period	$763	$340	$2,400	$816	$814
Additions from loan foreclosures	89	423	—	512	1,588
Proceeds from dispositions of REO	—	—	(707)	(783)	(805)
Gain on sale of REO	—	—	120	307	216
Valuation adjustments in the period	—	—	(18)	—	(18)
Balance, end of period	$852	$763	$1,795	$852	$1,795

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,400,864	$6,090,063	$5,492,924	$5,412,570	5.1%	18.3%
Interest-bearing checking	1,799,657	1,736,696	1,569,435	1,434,224	3.6%	25.5%
Regular savings accounts	2,773,995	2,646,302	2,398,482	2,332,287	4.8%	18.9%
Money market accounts	2,339,107	2,290,600	2,191,135	2,120,908	2.1%	10.3%
Total interest-bearing transaction and savings accounts	6,912,759	6,673,598	6,159,052	5,887,419	3.6%	17.4%
Total core deposits	13,313,623	12,763,661	11,651,976	11,299,989	4.3%	17.8%
Interest-bearing certificates	851,054	873,047	915,320	915,352	(2.5)%	(7.0)%
Total deposits	$14,164,677	$13,636,708	$12,567,296	$12,215,341	3.9%	16.0%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Sep 30, 2021		Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,877,919	55.6%	$7,547,591	$7,058,404	$6,820,329	4.4%	15.5%
Oregon	3,030,109	21.4%	2,939,667	2,604,908	2,486,760	3.1%	21.8%
California	2,501,521	17.7%	2,417,387	2,237,949	2,254,681	3.5%	10.9%
Idaho	755,128	5.3%	732,063	666,035	653,571	3.2%	15.5%
Total deposits	$14,164,677	100.0%	$13,636,708	$12,567,296	$12,215,341	3.9%	16.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Public non-interest-bearing accounts	$193,414	$187,702	$175,352	$142,415
Public interest-bearing transaction & savings accounts	161,407	156,987	127,523	117,514
Public interest-bearing certificates	40,851	41,444	59,127	54,219
Total public deposits	$395,672	$386,133	$362,002	$314,148

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,635,458	14.55%	$899,302	8.00%	$1,124,128	10.00%
Tier 1 capital to risk-weighted assets	1,407,993	12.53%	674,477	6.00%	674,477	6.00%
Tier 1 leverage capital to average assets	1,407,993	8.79%	640,528	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,264,493	11.25%	505,857	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,524,897	13.57%	898,803	8.00%	1,123,504	10.00%
Tier 1 capital to risk-weighted assets	1,397,432	12.44%	674,102	6.00%	898,803	8.00%
Tier 1 leverage capital to average assets	1,397,432	8.73%	640,385	4.00%	800,482	5.00%
Common equity tier 1 capital to risk-weighted assets	1,397,432	12.44%	505,577	4.50%	730,278	6.50%

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Sep 30, 2021			Jun 30, 2021			Sep 30, 2020
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$114,938	$996	3.44%	$69,908	$544	3.12%	$161,385	$1,535	3.78%
Mortgage loans	7,245,962	83,803	4.59%	7,147,733	80,673	4.53%	7,339,181	88,011	4.77%
Commercial/agricultural loans	1,534,978	15,776	4.08%	1,480,954	15,818	4.28%	1,721,186	18,553	4.29%
SBA PPP loans	566,515	15,421	10.80%	1,144,195	17,796	6.24%	1,141,105	7,843	2.73%
Consumer and other loans	120,112	1,774	5.86%	122,951	1,828	5.96%	140,493	2,195	6.22%
Total loans(1)(3)	9,582,505	117,770	4.88%	9,965,741	116,659	4.70%	10,503,350	118,137	4.47%
Mortgage-backed securities	2,560,027	11,820	1.83%	2,440,913	11,563	1.90%	1,250,759	7,333	2.33%
Other securities	1,491,035	7,873	2.09%	1,250,417	7,088	2.27%	884,916	6,036	2.71%
Equity securities	—	—	—%	—	—	—%	379,483	186	0.19%
Interest-bearing deposits with banks	1,486,839	586	0.16%	1,139,749	376	0.13%	171,894	123	0.28%
FHLB stock	13,957	135	3.84%	14,001	161	4.61%	16,363	163	3.96%
Total investment securities (3)	5,551,858	20,414	1.46%	4,845,080	19,188	1.59%	2,703,415	13,841	2.04%
Total interest-earning assets	15,134,363	138,184	3.62%	14,810,821	135,847	3.68%	13,206,765	131,978	3.98%
Non-interest-earning assets	1,301,383			1,227,167			1,259,816
Total assets	$16,435,746			$16,037,988			$14,466,581
Deposits:
Interest-bearing checking accounts	$1,771,869	282	0.06%	$1,754,363	302	0.07%	$1,413,085	321	0.09%
Savings accounts	2,721,028	458	0.07%	2,622,716	454	0.07%	2,251,294	813	0.14%
Money market accounts	2,322,453	668	0.11%	2,288,638	668	0.12%	2,096,037	1,224	0.23%
Certificates of deposit	863,971	1,341	0.62%	889,020	1,604	0.72%	966,028	2,821	1.16%
Total interest-bearing deposits	7,679,321	2,749	0.14%	7,554,737	3,028	0.16%	6,726,444	5,179	0.31%
Non-interest-bearing deposits	6,275,634	—	—%	6,057,884	—	—%	5,340,688	—	—%
Total deposits	13,954,955	2,749	0.08%	13,612,621	3,028	0.09%	12,067,132	5,179	0.17%
Other interest-bearing liabilities:
FHLB advances	98,370	655	2.64%	100,000	655	2.63%	150,000	988	2.62%
Other borrowings	252,720	125	0.20%	240,229	124	0.21%	177,628	128	0.29%
Junior subordinated debentures and subordinated notes	247,944	2,193	3.51%	247,944	2,204	3.57%	247,944	2,260	3.63%
Total borrowings	599,034	2,973	1.97%	588,173	2,983	2.03%	575,572	3,376	2.33%
Total funding liabilities	14,553,989	5,722	0.16%	14,200,794	6,011	0.17%	12,642,704	8,555	0.27%
Other non-interest-bearing liabilities(2)	202,918			199,619			193,256
Total liabilities	14,756,907			14,400,413			12,835,960
Shareholders’ equity	1,678,839			1,637,575			1,630,621
Total liabilities and shareholders’ equity	$16,435,746			$16,037,988			$14,466,581
Net interest income/rate spread (tax equivalent)		$132,462	3.46%		$129,836	3.51%		$123,423	3.71%
Net interest margin (tax equivalent)			3.47%			3.52%			3.72%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,316)			(2,282)			(2,397)
Net interest income and margin, as reported		$130,146	3.41%		$127,554	3.45%		$121,026	3.65%
Additional Key Financial Ratios:
Return on average assets			1.20%			1.36%			1.01%
Return on average equity			11.79%			13.32%			8.92%
Average equity/average assets			10.21%			10.21%			11.27%
Average interest-earning assets/average interest-bearing liabilities			182.82%			181.89%			180.86%
Average interest-earning assets/average funding liabilities			103.99%			104.30%			104.46%
Non-interest income/average assets			0.61%			0.56%			0.78%
Non-interest expense/average assets			2.47%			2.32%			2.48%
Efficiency ratio(4)			65.70%			61.79%			60.32%
Adjusted efficiency ratio(5)			59.65%			58.50%			58.02%

BANR - Third Quarter 2021 Results
October 20, 2021

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.3 million, $1.3 million, and $1.4 million for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.0 million, $1.0 million, and $976,000 for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Nine Months Ended
	Sep 30, 2021			Sep 30, 2020
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$101,380	$2,465	3.25%	$155,571	$4,506	3.87%
Mortgage loans	7,179,859	245,056	4.56%	7,321,206	268,244	4.89%
Commercial/agricultural loans	1,511,723	47,513	4.20%	1,811,854	61,424	4.53%
SBA PPP loans	958,848	44,009	6.14%	638,380	13,131	2.75%
Consumer and other loans	123,483	5,549	6.01%	151,968	7,151	6.29%
Total loans(1)(3)	9,875,293	344,592	4.67%	10,078,979	354,456	4.70%
Mortgage-backed securities	2,320,474	32,855	1.89%	1,297,020	24,652	2.54%
Other securities	1,265,056	21,648	2.29%	710,967	15,205	2.86%
Equity securities	574	—	—%	165,395	309	0.25%
Interest-bearing deposits with banks	1,221,241	1,224	0.13%	159,065	688	0.58%
FHLB stock	14,629	457	4.18%	19,822	785	5.29%
Total investment securities(3)	4,821,974	56,184	1.56%	2,352,269	41,639	2.36%
Total interest-earning assets	14,697,267	400,776	3.65%	12,431,248	396,095	4.26%
Non-interest-earning assets	1,255,512			1,232,997
Total assets	$15,952,779			$13,664,245
Deposits:
Interest-bearing checking accounts	$1,714,920	899	0.07%	$1,352,369	1,164	0.11%
Savings accounts	2,611,046	1,433	0.07%	2,133,780	3,566	0.22%
Money market accounts	2,284,904	2,111	0.12%	1,940,096	5,228	0.36%
Certificates of deposit	888,502	4,943	0.74%	1,069,145	10,665	1.33%
Total interest-bearing deposits	7,499,372	9,386	0.17%	6,495,390	20,623	0.42%
Non-interest-bearing deposits	6,001,354	—	—%	4,738,559	—	—%
Total deposits	13,500,726	9,386	0.09%	11,233,949	20,623	0.25%
Other interest-bearing liabilities:
FHLB advances	114,103	2,244	2.63%	236,949	4,036	2.28%
Other borrowings	232,142	358	0.21%	195,977	482	0.33%
Junior subordinated debentures and subordinated notes	247,944	6,605	3.56%	181,886	4,988	3.66%
Total borrowings	594,189	9,207	2.07%	614,812	9,506	2.07%
Total funding liabilities	14,094,915	18,593	0.18%	11,848,761	30,129	0.34%
Other non-interest-bearing liabilities(2)	203,349			197,912
Total liabilities	14,298,264			12,046,673
Shareholders’ equity	1,654,515			1,617,572
Total liabilities and shareholders’ equity	$15,952,779			$13,664,245
Net interest income/rate spread (tax equivalent)		$382,183	3.47%		$365,966	3.92%
Net interest margin (tax equivalent)			3.48%			3.93%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(6,822)			(6,102)
Net interest income and margin, as reported		$375,361	3.41%		$359,864	3.87%
Additional Key Financial Ratios:
Return on average assets			1.27%			0.75%
Return on average equity			12.21%			6.36%
Average equity/average assets			10.37%			11.84%
Average interest-earning assets/average interest-bearing liabilities		`	181.59%			174.84%
Average interest-earning assets/average funding liabilities			104.27%			104.92%
Non-interest income/average assets			0.60%			0.73%
Non-interest expense/average assets			2.42%			2.68%
Efficiency ratio(4)			64.45%			63.00%
Adjusted efficiency ratio(5)			60.39%			59.59%

BANR - Third Quarter 2021 Results
October 20, 2021

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $3.8 million and $3.6 million for the nine months ended September 30, 2021 and September 30, 2020, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.0 million and $2.5 million for the nine months ended September 30, 2021 and September 30, 2020, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Net interest income	$130,146	$127,554	$121,026	$375,361	$359,864
Total non-interest income	25,334	22,336	28,222	71,942	75,107
Total revenue (GAAP)	155,480	149,890	149,248	447,303	434,971
Exclude net gain on sale of securities	(56)	(77)	(644)	(618)	(815)
Exclude net change in valuation of financial instruments carried at fair value	(1,778)	(58)	(37)	(1,895)	2,360
Adjusted revenue (non-GAAP)	$153,646	$149,755	$148,567	$444,790	$436,516

ADJUSTED EARNINGS	Quarters Ended			Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Net income (GAAP)	$49,884	$54,382	$36,548	$151,121	$76,971
Exclude net gain on sale of securities	(56)	(77)	(644)	(618)	(815)
Exclude net change in valuation of financial instruments carried at fair value	(1,778)	(58)	(37)	(1,895)	2,360
Exclude merger and acquisition-related expenses	10	79	5	660	1,483
Exclude COVID-19 expenses	44	117	778	309	3,169
Exclude Banner Forward expenses	7,592	1,905	—	10,447	—
Exclude related net tax expense (benefit)	(1,395)	(472)	(24)	(2,137)	(1,476)
Total adjusted earnings (non-GAAP)	$54,301	$55,876	$36,626	$157,887	$81,692

Diluted earnings per share (GAAP)	$1.44	$1.56	$1.03	$4.32	$2.17
Diluted adjusted earnings per share (non-GAAP)	$1.57	$1.60	$1.04	$4.51	$2.30

BANR - Third Quarter 2021 Results
October 20, 2021

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Non-interest expense (GAAP)	$102,145	$92,624	$90,028	$288,296	$274,033
Exclude merger and acquisition-related expenses	(10)	(79)	(5)	(660)	(1,483)
Exclude COVID-19 expenses	(44)	(117)	(778)	(309)	(3,169)
Exclude Banner Forward expenses	(7,592)	(1,905)	—	(10,447)	—
Exclude CDI amortization	(1,575)	(1,711)	(1,864)	(4,997)	(5,867)
Exclude state/municipal tax expense	(1,219)	(1,083)	(1,196)	(3,367)	(3,284)
Exclude REO operations	(53)	(118)	11	71	(93)
Adjusted non-interest expense (non-GAAP)	$91,652	$87,611	$86,196	$268,587	$260,137

Net interest income (GAAP)	$130,146	$127,554	$121,026	$375,361	$359,864
Non-interest income (GAAP)	25,334	22,336	28,222	71,942	75,107
Total revenue	155,480	149,890	149,248	447,303	434,971
Exclude net gain on sale of securities	(56)	(77)	(644)	(618)	(815)
Exclude net change in valuation of financial instruments carried at fair value	(1,778)	(58)	(37)	(1,895)	2,360
Adjusted revenue (non-GAAP)	$153,646	$149,755	$148,567	$444,790	$436,516

Efficiency ratio (GAAP)	65.70%	61.79%	60.32%	64.45%	63.00%
Adjusted efficiency ratio (non-GAAP)	59.65%	58.50%	58.02%	60.39%	59.59%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Shareholders’ equity (GAAP)	$1,667,119	$1,669,211	$1,666,264	$1,646,529
Exclude goodwill and other intangible assets, net	389,550	391,125	394,547	396,412
Tangible common shareholders’ equity (non-GAAP)	$1,277,569	$1,278,086	$1,271,717	$1,250,117

Total assets (GAAP)	$16,637,879	$16,181,857	$15,031,623	$14,642,075
Exclude goodwill and other intangible assets, net	389,550	391,125	394,547	396,412
Total tangible assets (non-GAAP)	$16,248,329	$15,790,732	$14,637,076	$14,245,663
Common shareholders’ equity to total assets (GAAP)	10.02%	10.32%	11.09%	11.25%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	7.86%	8.09%	8.69%	8.78%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,277,569	$1,278,086	$1,271,717	$1,250,117
Common shares outstanding at end of period	34,251,991	34,550,888	35,159,200	35,158,568
Common shareholders’ equity (book value) per share (GAAP)	$48.67	$48.31	$47.39	$46.83
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$37.30	$36.99	$36.17	$35.56